                                                             FINANCIAL STATEMENTS
                                                                           PAGE 1

                        SOUTHERN OHIO COAL COMPANY
                               BALANCE SHEET
                              March 31, 1997
                              (in thousands)
                                                            Pro Forma
                                                Per Books  Adjustments  Pro Forma
ASSETS

MINING PLANT:
  Mining Plant in Service . . . . . . . . . . .   $363,638                $363,638
  Accumulated Depreciation and Amortization . .    201,676                 201,676

          NET MINING PLANT. . . . . . . . . . .    161,962                 161,962

OTHER PROPERTY AND INVESTMENTS. . . . . . . . .     60,402                  60,402

CURRENT ASSETS:
  Cash and Cash Equivalents . . . . . . . . . .      9,429   $(15,807)      (6,378)*
  Accounts Receivable:
    General . . . . . . . . . . . . . . . . . .      4,761                   4,761
    Insurance . . . . . . . . . . . . . . . . .     13,011                  13,011
    Affiliated Companies. . . . . . . . . . . .     13,776                  13,776
  Coal. . . . . . . . . . . . . . . . . . . . .      1,287                   1,287
  Materials and Supplies. . . . . . . . . . . .     10,285                  10,285
  Other . . . . . . . . . . . . . . . . . . . .      4,707                   4,707

          TOTAL CURRENT ASSETS. . . . . . . . .     57,256    (15,807)      41,449

REGULATORY ASSETS . . . . . . . . . . . . . . .     52,180                  52,180

DEFERRED CHARGES. . . . . . . . . . . . . . . .      3,845                   3,845

            TOTAL . . . . . . . . . . . . . . .   $335,645   $(15,807)    $319,838

The Pro Forma Adjustments are shown on Page 3 of these Financial Statements.

* The proposed dividends will be paid as the cash becomes available.  Through
  December 31, 1998, Southern Ohio Coal Company will continue to receive a stream of income under the terms of the coal supply agreement and will pay dividends to its parent, Ohio Power Company from those earnings.

                                                             FINANCIAL STATEMENTS
                                                                           PAGE 2

                        SOUTHERN OHIO COAL COMPANY
                               BALANCE SHEET
                              March 31, 1997
                              (in thousands)
                                                            Pro Forma
                                                Per Books  Adjustments  Pro Forma
CAPITALIZATION AND LIABILITIES

SHAREOWNER'S EQUITY:
  Common Stock. . . . . . . . . . . . . . . . .   $      5                $      5
  Paid-in Capital . . . . . . . . . . . . . . .     91,830   $(15,807)      76,023
  Retained Earnings . . . . . . . . . . . . . .     24,064                  24,064

          TOTAL SHAREOWNER'S EQUITY . . . . . .    115,899    (15,807)     100,092

LONG-TERM DEBT - Notes Payable. . . . . . . . .     45,000                  45,000

OTHER NONCURRENT LIABILITIES:
  Obligations Under Capital Leases. . . . . . .     19,542                  19,542
  Operating Reserves. . . . . . . . . . . . . .     50,456                  50,456

          TOTAL OTHER NONCURRENT LIABILITIES. .     69,998                  69,998

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year. . . . . .     16,681                  16,681
  Accounts Payable:
    General . . . . . . . . . . . . . . . . . .      3,554                   3,554
    Affiliated Companies. . . . . . . . . . . .      1,957                   1,957
  Taxes Accrued . . . . . . . . . . . . . . . .      6,179                   6,179
  Accrued Vacation Pay. . . . . . . . . . . . .      3,178                   3,178
  Workers' Compensation Claims. . . . . . . . .     13,320                  13,320
  Obligations Under Capital Leases. . . . . . .     11,244                  11,244
  Other . . . . . . . . . . . . . . . . . . . .      5,104                   5,104

          TOTAL CURRENT LIABILITIES . . . . . .     61,217                  61,217

DEFERRED INCOME TAXES . . . . . . . . . . . . .     37,925                  37,925

DEFERRED CREDITS. . . . . . . . . . . . . . . .      5,606                   5,606

            TOTAL . . . . . . . . . . . . . . .   $335,645   $(15,807)    $319,838

The Pro Forma Adjustments are shown on Page 3 of these Financial Statements.

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 3

                        SOUTHERN OHIO COAL COMPANY
                               BALANCE SHEET
                              March 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                               Debit       Credit
                                                                 (in thousands)
1) Paid-in Capital                                             $15,807
     Cash and Cash Equivalents                                             $15,807

   To record the proposed repayment of capital surplus through December 31, 1998 as the cash becomes available.


   The pro forma financial statements exclude previously approved yet not completed transactions which were authorized in
   HCAR 26573.

                                                      FINANCIAL STATEMENTS
                                                                   PAGE 3A

                        SOUTHERN OHIO COAL COMPANY
                            STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1997
                           PRO FORMA ADJUSTMENTS

                                                                Increase
                                                               (Decrease)
                                                             (in thousands)
Operating Revenues                                              $(2,945)

Federal Income Taxes                                             (1,031)



To reflect the pro forma changes in operating revenues associated with the proposed transaction and the related federal income tax effect.

The pro forma financial statements exclude previously approved yet not completed transactions which were authorized in
HCAR 26573.

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 4

                        SOUTHERN OHIO COAL COMPANY
                            STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1997
                              (in thousands)
                                                            Pro Forma
                                                Per Books  Adjustments  Pro Forma
OPERATING REVENUES. . . . . . . . . . . . . . .  $233,870   $(2,945)     $230,925

OPERATING EXPENSES:
  Other Operation . . . . . . . . . . . . . . .   129,902                 129,902
  Maintenance . . . . . . . . . . . . . . . . .    45,738                  45,738
  Depreciation, Depletion and Amortization. . .    19,746                  19,746
  Taxes Other Than Federal Income Taxes . . . .    13,287                  13,287
  Federal Income Taxes. . . . . . . . . . . . .    12,067    (1,031)       11,036

      TOTAL OPERATING EXPENSES. . . . . . . . .   220,740    (1,031)      219,709

OPERATING INCOME. . . . . . . . . . . . . . . .    13,130    (1,914)       11,216

NONOPERATING INCOME . . . . . . . . . . . . . .     1,158                   1,158

INCOME BEFORE INTEREST CHARGES. . . . . . . . .    14,288    (1,914)       12,374

INTEREST CHARGES. . . . . . . . . . . . . . . .     5,300                   5,300

NET INCOME. . . . . . . . . . . . . . . . . . .  $  8,988   $(1,914)     $  7,074

The Pro Forma Adjustments are shown on Page 3A of these Financial Statements.

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 5

                        SOUTHERN OHIO COAL COMPANY
                      STATEMENT OF RETAINED EARNINGS
                    TWELVE MONTHS ENDED MARCH 31, 1997
                              (in thousands)




BALANCE AT BEGINNING OF PERIOD. . . . . . . . . . . . . . . . . . .    $23,199

NET INCOME. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,988

CASH DIVIDENDS DECLARED . . . . . . . . . . . . . . . . . . . . . .      8,123

BALANCE AT END OF PERIOD. . . . . . . . . . . . . . . . . . . . . .    $24,064

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 6
                            OHIO POWER COMPANY
                               BALANCE SHEET
                              MARCH 31, 1997
                                (UNAUDITED)
                                                               Pro Forma
                                                  Per Books   Adjustments   Pro Forma
                                                             (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production . . . . . . . . . . . . . . . . . .  $2,565,522               $2,565,522
  Transmission . . . . . . . . . . . . . . . . .     821,723                  821,723
  Distribution . . . . . . . . . . . . . . . . .     869,175                  869,175
  General. . . . . . . . . . . . . . . . . . . .     188,691                  188,691
  Construction Work in Progress. . . . . . . . .      80,675                   80,675
          Total Electric Utility Plant . . . . .   4,525,786                4,525,786
  Accumulated Depreciation and Amortization. . .   1,968,407                1,968,407

          NET ELECTRIC UTILITY PLANT . . . . . .   2,557,379                2,557,379


OTHER PROPERTY AND INVESTMENTS*. . . . . . . . .     173,792   $(15,807)      157,985


CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . .      11,701     15,807        27,508
  Accounts Receivable (net). . . . . . . . . . .     187,160                  187,160
  Fuel . . . . . . . . . . . . . . . . . . . . .     107,971                  107,971
  Materials and Supplies . . . . . . . . . . . .      51,095                   51,095
  Accrued Utility Revenues . . . . . . . . . . .      34,903                   34,903
  Prepayments. . . . . . . . . . . . . . . . . .      53,201                   53,201

          TOTAL CURRENT ASSETS . . . . . . . . .     446,031     15,807       461,838


REGULATORY ASSETS. . . . . . . . . . . . . . . .     475,791                  475,791


DEFERRED CHARGES . . . . . . . . . . . . . . . .      98,764                   98,764


            TOTAL. . . . . . . . . . . . . . . .  $3,751,757   $   -       $3,751,757

*Includes Investments in Subsidiaries of $128,789,000 Per Books and $112,982,000 Pro
 Forma.

The Pro Forma Adjustments are shown on Page 8 of these Financial Statements.

                                                                  FINANCIAL STATEMENTS
                                                                                PAGE 7
                            OHIO POWER COMPANY
                               BALANCE SHEET
                              MARCH 31, 1997
                                (UNAUDITED)
                                                               Pro Forma
                                                  Per Books   Adjustments   Pro Forma
                                                             (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - No Par Value:
    Authorized - 40,000,000 Shares
    Outstanding - 27,952,473 Shares. . . . . . .  $  321,201               $  321,201
  Paid-in Capital. . . . . . . . . . . . . . . .     462,285                  462,285
  Retained Earnings. . . . . . . . . . . . . . .     609,934                  609,934
       Total Common Shareholder's Equity . . . .   1,393,420                1,393,420
  Cumulative Preferred Stock:
    Not Subject to Mandatory Redemption. . . . .      17,575                   17,575
    Subject to Mandatory Redemption. . . . . . .      11,850                   11,850
  Long-term Debt . . . . . . . . . . . . . . . .     876,239                  876,239
       TOTAL CAPITALIZATION. . . . . . . . . . .   2,299,084                2,299,084

OTHER NONCURRENT LIABILITIES . . . . . . . . . .     115,423                  115,423

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year . . . . . .     152,281                  152,281
  Short-term Debt. . . . . . . . . . . . . . . .      35,400                   35,400
  Accounts Payable . . . . . . . . . . . . . . .      88,353                   88,353
  Taxes Accrued. . . . . . . . . . . . . . . . .     159,833                  159,833
  Interest Accrued . . . . . . . . . . . . . . .      25,457                   25,457
  Obligations Under Capital Leases . . . . . . .      11,212                   11,212
  Other. . . . . . . . . . . . . . . . . . . . .      56,546                   56,546

       TOTAL CURRENT LIABILITIES . . . . . . . .     529,082                  529,082

DEFERRED INCOME TAXES. . . . . . . . . . . . . .     715,810                  715,810

DEFERRED INVESTMENT TAX CREDITS. . . . . . . . .      45,463                   45,463

DEFERRED CREDITS . . . . . . . . . . . . . . . .      46,895                   46,895

          TOTAL. . . . . . . . . . . . . . . . .  $3,751,757    $   -      $3,751,757

The Pro Forma Adjustments are shown on Page 8 of these Financial Statements.

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 8
                            OHIO POWER COMPANY
                               BALANCE SHEET
                              MARCH 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                    Debit     Credit
                                                                     (in thousands)
1) Cash and Cash Equivalents                                        $15,807
     Other Property and Investments -
       Investments in Subsidiaries                                            $15,807

   To record the return of invested
   capital by Southern Ohio Coal Co.
   through December 31, 1998 as the
   cash becomes available.

   The pro forma financial statements exclude previously approved yet not completed transactions which were authorized in HCAR 26573.

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 8A
                            OHIO POWER COMPANY
                            STATEMENT OF INCOME
                    TWELVE MONTHS ENDED MARCH 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                       Increase
                                                                      (Decrease)
                                                                    (in thousands)
Operating Revenues                                          =           $(2,945)

Fuel Expense                                                =            (2,945)

Nonoperating Income - Equity in Earnings
  of Subsidiary Companies                                   =            (1,914)



To reflect the pro forma effects on fuel recovery revenues and fuel expense and the pro forma changes in equity in earnings of the subsidiary company associated with the proposed transactions.

The pro forma financial statements exclude previously approved yet not completed transactions which were authorized in HCAR 26573.

                                                          FINANCIAL STATEMENTS
                                                                        PAGE 9
                            OHIO POWER COMPANY
                            STATEMENT OF INCOME
                    TWELVE MONTHS ENDED MARCH 31, 1997
                                (UNAUDITED)
                                                             Pro Forma
                                              Per Books     Adjustments     Pro Forma
                                                           (in thousands)
OPERATING REVENUES . . . . . . . . . . . . .  $1,900,427      $(2,945)      $1,897,482

OPERATING EXPENSES:
  Fuel . . . . . . . . . . . . . . . . . . .     667,851       (2,945)         664,906
  Purchased Power. . . . . . . . . . . . . .      65,256                        65,256
  Other Operation. . . . . . . . . . . . . .     322,039                       322,039
  Maintenance. . . . . . . . . . . . . . . .     152,905                       152,905
  Depreciation and Amortization. . . . . . .     138,470                       138,470
  Taxes Other Than Federal Income Taxes. . .     167,727                       167,727
  Federal Income Taxes . . . . . . . . . . .     110,103                       110,103

          TOTAL OPERATING EXPENSES . . . . .   1,624,351       (2,945)       1,621,406

OPERATING INCOME . . . . . . . . . . . . . .     276,076         -             276,076

NONOPERATING INCOME. . . . . . . . . . . . .      17,825       (1,914)          15,911

INCOME BEFORE INTEREST CHARGES . . . . . . .     293,901       (1,914)         291,987

INTEREST CHARGES . . . . . . . . . . . . . .      77,191                        77,191

NET INCOME . . . . . . . . . . . . . . . . .     216,710       (1,914)         214,796

PREFERRED STOCK DIVIDEND REQUIREMENTS. . . .       8,076                         8,076

EARNINGS APPLICABLE TO COMMON STOCK. . . . .  $  208,634      $(1,914)      $  206,720


The common stock of the Company is wholly owned by American Electric Power Company, Inc.

The Pro Forma Adjustments are shown on Page 8A of these Financial Statements.

                                                                   FINANCIAL STATEMENTS
                                                                                PAGE 10
                            OHIO POWER COMPANY
                      STATEMENT OF RETAINED EARNINGS
                    TWELVE MONTHS ENDED MARCH 31, 1997
                                (UNAUDITED)
                                                                 (in thousands)
BALANCE AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . .      $546,611

NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . .       216,710

DEDUCTIONS:
  Cash Dividends Declared:
    Common Stock . . . . . . . . . . . . . . . . . . . . . . .       144,704
    Cumulative Preferred Stock . . . . . . . . . . . . . . . .         8,540
  Capital Stock Expense. . . . . . . . . . . . . . . . . . . .           143

BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . .      $609,934

                                                          FINANCIAL STATEMENTS
                                                                       PAGE 11

      AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                        C0NSOLIDATED BALANCE SHEET
                              March 31, 1997
                              (in thousands)
                                                                Pro Forma
                                                   Per Books   Adjustments  Pro Forma
ASSETS

ELECTRIC UTILITY PLANT:
  Production. . . . . . . . . . . . . . . . . . .  $ 9,353,218             $ 9,353,218
  Transmission. . . . . . . . . . . . . . . . . .    3,379,638               3,379,638
  Distribution. . . . . . . . . . . . . . . . . .    4,432,353               4,432,353
  General
    (including mining assets & nuclear fuel). . .    1,506,921               1,506,921
  Construction Work In Progress . . . . . . . . .      395,070                 395,070
          Total Electric Utility Plant. . . . . .   19,067,200              19,067,200
  Accumulated Depreciation
    and Amortization. . . . . . . . . . . . . . .    7,650,991               7,650,991

          NET ELECTRIC UTILITY PLANT. . . . . . .   11,416,209              11,416,209

OTHER PROPERTY AND INVESTMENTS. . . . . . . . . .      917,497                 917,497

CURRENT ASSETS:
  Cash and Cash Equivalents . . . . . . . . . . .       86,083                  86,083
  Accounts Receivable . . . . . . . . . . . . . .      584,514                 584,514
  Allowance for Uncollectible Accounts. . . . . .       (7,437)                 (7,437)
  Fuel. . . . . . . . . . . . . . . . . . . . . .      215,067                 215,067
  Materials and Supplies. . . . . . . . . . . . .      246,168                 246,168
  Accrued Utility Revenues. . . . . . . . . . . .      153,941                 153,941
  Prepayments . . . . . . . . . . . . . . . . . .      129,444                 129,444

          TOTAL CURRENT ASSETS. . . . . . . . . .    1,407,780               1,407,780

REGULATORY ASSETS . . . . . . . . . . . . . . . .    1,871,497               1,871,497

DEFERRED CHARGES. . . . . . . . . . . . . . . . .      292,707                 292,707

            TOTAL . . . . . . . . . . . . . . . .  $15,905,690   $  -      $15,905,690

The Pro Forma Adjustments are shown on Page 13 of these Financial Statements.

                                                          FINANCIAL STATEMENTS
                                                                       PAGE 12
      AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                        C0NSOLIDATED BALANCE SHEET
                              March 31, 1997
                              (in thousands)
                                                                Pro Forma
                                                   Per Books   Adjustments  Pro Forma
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock. . . . . . . . . . . . . . . . . .  $ 1,285,115             $ 1,285,115
  Paid-in Capital . . . . . . . . . . . . . . . .    1,731,695               1,731,695
  Retained Earnings . . . . . . . . . . . . . . .    1,607,776               1,607,776
          Total Common Shareholders' Equity . . .    4,624,586               4,624,586
  Cumulative Preferred Stocks of Subsidiaries:
    Not Subject to Mandatory Redemption . . . . .       46,933                  46,933
    Subject to Mandatory Redemption . . . . . . .      127,605                 127,605
  Long-term Debt. . . . . . . . . . . . . . . . .    4,786,636               4,786,636
          TOTAL CAPITALIZATION. . . . . . . . . .    9,585,760               9,585,760

OTHER NONCURRENT LIABILITIES. . . . . . . . . . .    1,065,046               1,065,046

CURRENT LIABILITIES:
  Preferred Stock and Long-term Debt
    Due Within One Year . . . . . . . . . . . . .      344,039                 344,039
  Short-term Debt . . . . . . . . . . . . . . . .      334,318                 334,318
  Accounts Payable. . . . . . . . . . . . . . . .      158,749                 158,749
  Taxes Accrued . . . . . . . . . . . . . . . . .      476,480                 476,480
  Interest Accrued. . . . . . . . . . . . . . . .      111,530                 111,530
  Obligations Under Capital Leases. . . . . . . .       83,827                  83,827
  Other . . . . . . . . . . . . . . . . . . . . .      328,069                 328,069

          TOTAL CURRENT LIABILITIES . . . . . . .    1,837,012               1,837,012

DEFERRED INCOME TAXES . . . . . . . . . . . . . .    2,621,692               2,621,692

DEFERRED INVESTMENT TAX CREDITS . . . . . . . . .      398,168                 398,168

DEFERRED GAIN ON SALE AND LEASEBACK -
  ROCKPORT PLANT UNIT 2 . . . . . . . . . . . . .      238,278                 238,278

DEFERRED CREDITS. . . . . . . . . . . . . . . . .      159,734                 159,734

            TOTAL . . . . . . . . . . . . . . . .  $15,905,690   $  -      $15,905,690

The Pro Forma Adjustments are shown on Page 13 of these Financial Statements.

                                                          FINANCIAL STATEMENTS
                                                                       PAGE 13

      AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                        C0NSOLIDATED BALANCE SHEET
                              March 31, 1997
                           PRO FORMA ADJUSTMENTS


The proposed transactions has no effect on the consolidated balance sheet as it is between affiliates and would be eliminated in consolidation.

                                                          FINANCIAL STATEMENTS
                                                                       PAGE 13A

      AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                     C0NSOLIDATED STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                  Increase
                                                                 (Decrease)
                                                               (in thousands)
Operating Revenues                                                $(2,945)

Federal Income Taxes                                               (1,031)



To reflect the pro forma changes in operating revenues associated with the proposed transaction and the related federal income tax effect.

The pro forma financial statements exclude previously approved yet not completed transactions which were authorized in
HCAR 26573.

                                                          FINANCIAL STATEMENTS
                                                                       PAGE 14

      AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                     CONSOLIDATED STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1997
                 (in thousands, except per share amounts)

                                                                Pro Forma
                                                   Per Books   Adjustments  Pro Forma
OPERATING REVENUES. . . . . . . . . . . . . . . .   $5,823,521   $(2,945)   $5,820,576

OPERATING EXPENSES:
  Fuel and Purchased Power. . . . . . . . . . . .    1,680,474               1,680,474
  Other Operation . . . . . . . . . . . . . . . .    1,208,598               1,208,598
  Maintenance . . . . . . . . . . . . . . . . . .      496,803                 496,803
  Depreciation and Amortization . . . . . . . . .      603,689                 603,689
  Taxes Other Than Federal Income Taxes . . . . .      497,555                 497,555
  Federal Income Taxes. . . . . . . . . . . . . .      348,574    (1,031)      347,543
      TOTAL OPERATING EXPENSES. . . . . . . . . .    4,835,693    (1,031)    4,834,662

OPERATING INCOME  . . . . . . . . . . . . . . . .      987,828    (1,914)      985,914

NONOPERATING INCOME . . . . . . . . . . . . . . .        7,848                   7,848

INCOME BEFORE INTEREST CHARGES
  AND PREFERRED DIVIDENDS . . . . . . . . . . . .      995,676                 993,762

INTEREST CHARGES. . . . . . . . . . . . . . . . .      375,125                 375,125

PREFERRED STOCK DIVIDEND
  REQUIREMENTS OF SUBSIDIARIES. . . . . . . . . .       40,571                  40,571

NET INCOME . . . . . . . . . . . .  . . . . . . .   $  579,980   $(1,914)   $  578,066

AVERAGE NUMBER OF SHARES OUTSTANDING. . . . . . .      187,727                 187,727

EARNINGS PER SHARE. . . . . . . . . . . . . . . .        $3.09                   $3.08

CASH DIVIDENDS PAID PER SHARE . . . . . . . . . .        $2.40                   $2.40

The Pro Forma Adjustments are shown on Page 13A of these Financial Statements.

                                                          FINANCIAL STATEMENTS
                                                                       PAGE 15

      AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                    TWELVE MONTHS ENDED MARCH 31, 1997
                              (in thousands)




  BALANCE AT BEGINNING OF PERIOD. . . . . . . . . . . . . . . . . . . .  $1,477,852
  NET INCOME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     579,980

  DEDUCTIONS:
    Cash Dividends Declared . . . . . . . . . . . . . . . . . . . . . .     450,313
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (257)

  BALANCE AT END OF PERIOD. . . . . . . . . . . . . . . . . . . . . . .  $1,607,776